UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2011

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On July 1, 2011, Zumiez Inc. (the “Company”) appointed Ernest R. Johnson to the Company’s Board of Directors. Mr. Johnson will serve as an independent Class III director, until the Company’s upcoming 2014 annual meeting of shareholders, at which Mr. Johnson will be standing for re-election for a term to expire at the Company’s 2017 annual meeting of shareholders. Mr. Johnson will serve as chairman of the Company’s Audit Committee.

Mr. Johnson, age 60, has served as the Chairman of Cutter & Buck Inc. and President and Chief Executive Officer for New Wave USA Inc. since November 2009. From February 2006 to November 2009, he served as Chief Executive Officer of Cutter & Buck. Mr. Johnson was also a Senior Vice President and Chief Financial Officer for Cutter & Buck from November 2002 to February 2006. Prior to joining Cutter & Buck, he worked 29 years in several commercial banks holding various senior accounting and financial positions. Mr. Johnson holds a BA in Business Administration—Accounting from Washington State University.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Mr. Johnson was or is to be a party, in which Mr. Johnson, or any member of his immediate family, has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: July 7, 2011	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer